BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                    Three months ended
                                                                                      March 31, 2004
                                                                                ($ million, except ratios)
                                                                                        (Unaudited)

Profit before taxation                                                                      6,684

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                                              (378)

Capitalized interest                                                                          (50)
                                                                                          -------
Profit as adjusted                                                                          6,256
                                                                                          -------
Fixed charges:

    Interest net of interest expense of joint ventures and associated
    undertakings and unwinding of discount for provisions                                      99
    Rental expense representative of interest                                                 138
    Capitalized interest                                                                       50
                                                                                          -------
                                                                                              287
                                                                                          -------

Total adjusted earnings available for payment of fixed charges                              6,543
                                                                                          =======

Ratio of earnings to fixed charges                                                           22.8
                                                                                          =======

Total adjusted earnings available for payment of fixed charges, after taking
account of adjustments to profit before taxation to accord with US GAAP (a)                 6,942
                                                                                          =======

Ratio of earnings to fixed charges with adjustments to accord with US GAAP                   24.2
                                                                                          =======

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(a)  See Note 15 of Notes to Consolidated Financial Statements.